FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

AND

LISTING OF SUCH SECURITIES ON THE

NEW YORK STOCK EXCHANGE, INC.

            AMERICAN EXPRESS CREDIT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	11-1988350
(State of Incorporation)	(I.R.S. employer identification no.)

One Christina Centre, 301 North Walnut Street Wilmington, Delaware	19801
Address of principal offices	Zip Code

Securities to be registered pursuant to Section 12(b)

Of the Securities Exchange Act of 1934 (the "Act")

Title of each class	Name of exchange on which
To be so registered	each class to be registered

Floating Rate Medium-Term Senior Notes, Series C due June 16, 2011	New York Stock Exchange

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): NA.

Item 1. Description of Registrant’s Securities to be Registered.

The material set forth in the section captioned “Description of Debt Securities” in the Registrant’s Prospectus dated June 8, 2006 and filed with the Securities and Exchange Commission on June 8, 2006 pursuant to Rule 424(b) under the Securities Act and the material set forth in the section captioned “Description of the Notes” in the Registrant’s Prospectus Supplement dated June 13, 2006 and filed with the Securities and Exchange Commission on June 13, 2006 pursuant to Rule 424(b) under the Securities Act, and the material set forth in Pricing Supplement No. 106 dated June 13, 2006 and filed with the Securities and Exchange Commission on June 15, 2006 pursuant tot Rule 424(b) under the Securities Act are incorporated herein by reference.

Item 2. Exhibits.

1.

Certificate of Incorporation, as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Registration Statement on From S-1 (Registration No. 2-43170), filed with the Securities and Exchange Commission on February 25, 1972.

2.

By-Laws, as amended and restated as of November 24, 1980, incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K (File No. 1-6908), for he year ended December 31, 1985.

3.

Form of the Registrant’s Permanent Global Floating Rate Medium-Term Senior Note, Series C, incorporated herein by reference to Exhibit 4(j) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-134864), filed with the Securities and Exchange Commission on June 8, 2006.

4.

Debt Securities Indenture dated as of June 1, 2006, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-134864), filed with the Securities and Exchange Commission on June 8, 2006.

5.

Form of Supplemental Indenture, incorporated herein by reference to Exhibit 4 (b) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-134864), filed with the Securities and Exchange Commission on June 8, 2006.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable, and, the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant	American Express Credit Corporation
Company Name

Date	December 13, 2006

By	/s/ Stephen P. Norman
Stephen P. Norman Secretary